UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2004

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-112169	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 South Third Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Apple REIT Six, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report pursuant to Item 2 and Item 7 of Form 8-K. This report describes certain acquisitions involving a “significant amount” of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported.

Item 2. Acquisition or Disposition of Assets

Overview

On May 28, 2004, we closed on the purchase of a hotel in Ft. Worth, Texas for a gross purchase price of $13,340,000. The seller was SSFW Property, L.P., an affiliate of W.I. Realty I, L.P., d/b/a “Western International.”

On June 8, 2004, we closed on the purchase of a hotel in Myrtle Beach, South Carolina for a gross purchase price of $9,200,000. The seller was GBI of South Carolina, LLC.

The aggregate gross purchase price of $22,540,000 for these hotels was funded by our ongoing offering of units. We completed the minimum offering of units at $10.50 per unit on April 29, 2004. We are continuing the offering at $11 per unit in accordance with our prospectus. As of May 25, 2004, we had sold a total of 9,446,055 units, which has increased the total gross proceeds of the offering to $101,525,647 and the proceeds net of selling commissions and marketing expense allowance to $91,373,082.

We also used the proceeds of our ongoing offering to pay 2% of the aggregate gross purchase price for these hotels, which equals $450,800, as a commission to Apple Six Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Acquisitions and Related Matters

Overview

We purchased the hotels through our wholly-owned subsidiaries. The hotels have been leased by their respective owners to separate wholly-owned subsidiaries, as lessees, under separate hotel lease agreements, which are among the contracts described in the next section.

These lessees have entered into separate agreements for the management of the hotels. Each of the hotels is managed by Marriott International, Inc. or an affiliate. For simplicity, each applicable manager will be referred to below as a “manager.” The following table summarizes the franchises, owners, lessees and managers for the hotels (with additional hotel information provided in a following section):

Hotel	Franchise (a)	Owner/Lessor	Lessee	Manager
Fort Worth, Texas	Springhill Suites	Apple Six Hospitality Texas, L.P.	Apple Six Services, L.P.	Springhill SMC Corporation

Myrtle Beach, South Carolina	Courtyard by Marriott	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Courtyard Management Corporation

Note for Table:

(a)	Trademarked (symbol omitted). The Springhill Suites and Courtyard trademarks are the property of Marriott International, Inc. or one of its affiliates.

Neither the sellers nor the managers are related to or affiliated with us, except through their respective management and related agreements. No manager or any hotel management or licensing corporation (including Marriott International, Inc.) or any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

Summary of Contracts

Hotel Lease Agreements

Our wholly-owned subsidiaries are serving as the lessees of the hotels under separate and substantially identical hotel lease agreements, as specified in the preceding section. For simplicity, each lease agreement will be referred to below as a “lease.” Each lease provides for an initial term of 10 years. Each lessee has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. Each lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. These types of rent are described in the following paragraphs.

The annual base rents and lease commencement dates for the hotels are shown below:

Hotel	Annual Base Rent	Date of Lease Commencement
Fort Worth, Texas	$1,279,389	May 28, 2004
Myrtle Beach, South Carolina	842,634	June 8, 2004

The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management Agreements

The hotels are being managed by the applicable manager under separate management agreements. The managers are responsible for managing and supervising the daily operations of the hotels and for collecting guest rents for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Other Agreements

In separate owner agreements regarding each hotel, the applicable manager granted its consent to the lease for the hotel. In return, the applicable owner/lessor agreed to guarantee the performance of the obligations, including monetary obligations, of the lessee under the applicable management agreement.

Our Properties

Our hotels typically offer guest rooms and suites, together with related amenities, that are consistent with their operation as select service or full service hotels. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, our hotels are adequately covered by insurance. Further information about our hotels is presented in the tables below:

Table 1. General Information

Location of Hotel	Franchise (a)	Gross Purchase Price	Number of Rooms/ Suites	Average Daily Rate (Price) per Room/ Suite (b)
Fort Worth, Texas	Springhill Suites	$13,340,000	145	$100-110
Myrtle Beach, South Carolina	Courtyard by Marriott	9,200,000	135	89-129

		$22,540,000	280

Notes for Table 1:

(a)	Trademarked (symbol omitted). The Springhill Suites and Courtyard trademarks are the property of Marriott International, Inc. or one of its affiliates.
(b)	Amounts shown exclude discounts that may be offered to corporate and frequent customers.

Table 2. Operating Information (a)

	Avg. Daily Occupancy Rates (%)					Revenue per Available Room/Suite ($)
Location of Hotel	2000	2001	2002	2003	2004	2000	2001	2002	2003	2004
Fort Worth, Texas	—	—	—	—	—	—	—	—	—	—
Myrtle Beach, South Carolina	58.4%	57.5%	59.5%	62.6%	54.7%	$47	$45	$48	$46	$36

Note for Table 2:

(a)	The periods presented begin with the opening year of each hotel. Results of operations for periods before the effective date of our ownership were provided by the applicable seller or manager.

Item 7. Financial Statements and Exhibits

a. Financial Statements of Businesses Acquired

(Financial statements will be filed as necessary by amendment within the required time period)

b. Pro Forma Financial Information

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c. Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chairman, CEO and President

June 14, 2004